Origin Materials, Inc. Reports Operating and Financial Results for Third Quarter 2024

– Completed Factory Acceptance Test for 1st PET Cap Manufacturing System, Production Timing on Track –
– Test Attended by Multiple Prospective Customers Totaling >100 Billion in Annual Caps Consumption –
– Targeting Eight or More CapFormer Systems Online by End of 2025, Expected to be Sufficient to Enable Positive EBITDA –
– Reaffirms Expectation of Run-Rate EBITDA Positive 1st Half 2026, No Additional Equity Capital Required –
– Maintains 2024 Revenue and Net Cash Burn Guidance –

WEST SACRAMENTO, CA., November 14, 2024 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), a technology company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its third quarter ended September 30, 2024.

“This quarter we achieved a milestone on our journey to profitability: the successful Factory Acceptance Test of our first CapFormer System,” said Rich Riley, Co-Chief Executive Officer of Origin. “Our proprietary system for manufacturing what we believe to be the world’s first and only commercially viable PET caps performed well – demonstrating over 98% manufacturing efficiency during the acceptance test. Our successful test was attended by multiple prospective customers with total cap consumption in excess of 100 billion caps per year. We are on track for commercial production by year end, at which time we will continue to engage in customer qualification as we scale our caps output. Revenue is on track to begin ramping up in the first quarter of 2025. Customer momentum is strong: Alongside our announced $100 million MOU, our PET caps are in the hands of multiple prospective customers engaged in testing and qualification, offering a strong pipeline of potential buyers who can purchase billions of caps as our systems come online throughout next year and beyond.”

Origin Co-CEO and Co-Founder John Bissell added: “We believe we can sell as many caps as we can produce once commercial production is online. And this quarter our Factory Acceptance Test demonstrated we can make Origin PET caps at full commercial speeds with high efficiency. Origin PET caps are premium products, and we are proud to lead the now commercially-viable category of PET closures, enabling superior performance and sustainability. Our current manufacturing plan calls for bringing eight or more CapFormer Systems into production by the end of 2025. While we believe those eight systems alone could enable positive EBITDA, we expect to add systems regularly for the foreseeable future to keep pace with the anticipated steep growth curve of the indicative market demand. As such, our expectation is to achieve positive EBITDA results on a run-rate basis by the first half of 2026.”

Company Third Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $8.2 million generated by the Company’s supply chain activation program. The Company also made significant progress in commercializing its caps and closures business.

▪We announced the CapFormer System and its successful Factory Acceptance Testing. We believe Origin’s CapFormer System is the world’s first and only commercially viable manufacturing system for PET caps, offering a breakthrough for recycling circularity and packaging performance. We revealed novel applications of thermoforming, finishing and post-processing, and other design elements, and our test validated performance specifications with over 98% manufacturing efficiency.
▪Today we are announcing our plan to bring at least eight CapFormer Systems into production by 2025. We estimate the initial eight CapFormer Systems will produce, in total, between 8 and 12 billion caps per year when fully operational. The actual production will depend on factors such as line throughput and product mix. We expect to continue to add systems for the foreseeable future to keep pace with indicative market demand.
▪We are engaged with multiple potential customers in PET cap qualification, and we are excited to support qualification runs for all our new prospective customers. Customer feedback has been positive and momentum continues to build alongside our announced MOU, which totals billions of PET caps and is expected to generate over $100 million in revenue during the initial two-year term, with revenue expected to begin in the first quarter of 2025, ramping significantly in 2026. As part of qualification, prospective customers have been attending Origin trials and are engaged with technical development work and the journey to commercial production. Our successful Factory Acceptance Test was attended by multiple prospective customers with total cap consumption in excess of 100 billion caps per year.

For furanics and Origin’s biomass conversion technology, we continue to perform development work. We expect the focus of Origin investor communication to be Origin’s path to profitability, namely its caps and closures business, and we will provide investors with furanics updates as appropriate when we have substantive news to report. As previously announced, and consistent with the company’s focus on becoming EBITDA positive in the first half of 2026, we are operating Origin 1, our biomass conversion plant in Sarnia, Ontario, ‘on demand’ with reduced staffing. This approach preserves our ability to generate product at small volumes sufficient to explore scale-up with strategic partners while reducing our current overall cash burn. As we establish a strong economic foundation through our PET caps and closures business, we expect to be ideally situated to drive deals regarding our biomass technology and furanics platform.

Results for Third Quarter 2024
Cash, cash equivalents and marketable securities were $113.4 million as of September 30, 2024.
Revenue for the third quarter was $8.2 million compared to $7.1 million in the prior-year period, generated by the Company’s supply chain activation program.
Operating expenses for the third quarter were $32.5 million compared to $12.9 million in the prior-year period, an increase of $19.5 million consisting primarily of $15.2 million in non-cash impairment charges, a $2.4 million increase in depreciation expenses driven by Origin 1 coming online during the fourth quarter of 2023, and a $1.7 million increase in general and administrative expenses. Consistent with our focus on caps and closures and asset light furanics strategy, management has decided not to utilize the Geismar, Louisiana site, resulting in a non-cash impairment of assets charge of $12.3 million and $2.9 million for the write-down of other current assets to fair market value of purchased materials. A significant portion of costs incurred during the third quarter of 2023 were capitalized as part of the development of Origin 1, whereas the costs to operate and maintain the plant are included in general and administrative expenses in 2024.

Net loss was $36.8 million for the third quarter compared to net income of $30.9 million in the prior-year period. The third quarter of 2023 included a $22.8 million non-cash gain in fair value of common stock warrants liability and an $18.8 million non-cash gain in earnout liability driven primarily by the decline in the Company’s stock price that quarter as compared to a $2.3 million non-cash loss in fair value of common stock warrants liability and a $2.9 million non-cash loss in earnout liability in the third quarter of 2024, reflective of the Company’s stock price increase during the quarter.

Adjusted EBITDA loss was $12.0 million for the third quarter compared to $9.5 million in the prior-year period. The $2.5 million increase is primarily due to higher general and administrative expenses.

Shares outstanding as of September 30, 2024 were 145.9 million including 3.0 million shares that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

For a reconciliation of non-GAAP figures to the applicable GAAP figures, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release.

Full Year 2024 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining the following guidance for 2024 revenue and net cash burn:

•Revenue of $25 million to $35 million.
•Net cash burn between $55 million and $65 million.

These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 14, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s quarterly update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing +1-844-481-2515 (domestic) or +1-412-317-0644 (international). A telephonic replay will be available approximately three hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10193212. The replay will be available until 11:59 p.m. Eastern Time on November 21, 2024.

About Origin Materials, Inc.
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products. For more information, visit www.originmaterials.com.
.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation, (ii) depreciation and amortization, (iii) impairment of assets, (iv) investment (income) expenses, net, (v) interest expenses, (vi) change in fair value of derivatives, (vii) change in fair value of common stock warrants liability, (viii) change in fair value of earnout liability, (ix) other expenses (income), net and (x) income tax expenses.

The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on Adjusted EBITDA, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

The Company is unable to reconcile forward-looking net cash burn information provided in this press release to the increase or decrease in cash, cash equivalents, and restricted cash, the most closely comparable U.S. GAAP financial measures, without unreasonable efforts. Net cash burn is defined as the decrease in cash, cash equivalents, and restricted cash adjusted for purchases, sales and gains or losses on marketable securities. The information necessary to prepare the reconciliations are not available on a forward-looking basis and cannot be accurately predicted. These include, among other things, gains or losses on marketable securities, which are inherently unpredictable. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “target,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin’s business strategy, anticipated 2024 revenue generation and cash burn, anticipated customer demand, recycling circularity and performance benefits of the caps and closures, revenue potential, near-term revenue potential of caps and closures, including anticipated caps revenue ramp-up to begin in the first quarter of 2025, the projection that Origin will achieve positive EBITDA results by the first half of 2026, the estimated output of Origin’s CapFormer Systems, pace and anticipated timing of bringing caps and closures manufacturing systems online, anticipated revenue generated from such systems, estimated total addressable market, anticipated benefits of and demand for Origin’s potential products, ability to convert the MOU and other potential customer interest into revenue, commercial and operating plans, product development plans and announcements of such plans, and anticipated growth and projected financial information. From time to time, the Company discloses approximate levels of customer demand based on information received from current and potential customers as to amounts of product they wish to purchase at a certain price over a certain term in the future. The Company does not discount such indications of customer demand by the likelihood of their conversion to actual revenue or the time until such conversion. Some customers may overstate the amount of product they wish to purchase and one should not assume that demand figures disclosed by the Company will necessarily translate into comparable levels of revenue. The forward-looking statements are based on various assumptions, whether or not identified in this press release, and on the current plans, objectives, estimates, expectations, and intentions of the management of Origin and are not predictions of actual performance and inherently involve significant risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin. These forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the fact that Origin may be unable to successfully commercialize its products; the effects of competition on Origin’s business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business. Other factors that could adversely affect the Company’s operations include those discussed in Origin’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on November 14, 2024 under the heading “Risk Factors,” and other documents Origin has filed, or will file, with the SEC. These filings, when available, are available on the investor relations section of our website at investors.originmaterials.com and on the SEC’s website at www.sec.gov. If any of these risks materialize or Origin’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks of which Origin does not presently know, or that Origin currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Origin undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required under applicable law. These forward-looking statements should not be relied upon as representing Origin’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$56,396	$75,502
Marketable securities	56,996	82,761
Accounts receivable and unbilled receivable, net of allowance for credit losses of $730 and $0, respectively	17,919	16,128
Other receivables	5,183	3,449
Inventory	990	912
Prepaid expenses and other current assets	3,909	8,360
Total current assets	141,393	187,112
Property, plant, and equipment, net	222,758	243,118
Operating lease right-of-use asset	3,829	4,468
Intangible assets, net	88	121
Deferred tax assets	860	1,261
Other long-term assets	30,627	25,754
Total assets	$399,555	$461,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,308	$1,858
Accrued expenses	3,161	7,689
Operating lease liabilities, current	305	367
Notes payable, short-term	3,772	1,730
Other liabilities, current	93	918
Derivative liability	49	300
Total current liabilities	8,688	12,862
Earnout liability	4,184	1,783
Canadian Government Research and Development Program liability	15,309	7,348
Common stock warrants liability	4,254	1,341
Notes payable, long-term	1,730	3,459
Operating lease liabilities	3,944	4,207
Other liabilities, long-term	2,590	8,327
Total liabilities	40,699	39,327
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 145,886,615 and 145,706,531, issued and outstanding as of September 30, 2024 and December 31, 2023, respectively (including 3,000,000 and 4,500,000, respectively, of Sponsor Vesting Shares)	15	15
Additional paid-in capital	390,875	382,854
(Accumulated deficit) retained earnings	(24,605)	45,570
Accumulated other comprehensive loss	(7,429)	(5,932)
Total stockholders’ equity	358,856	422,507
Total liabilities and stockholders’ equity	$399,555	$461,834

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Products	$8,202	$6,358	$22,057	$14,229
Services	—	782	3	1,513
Total revenues	8,202	7,140	22,060	15,742
Cost of revenues (exclusive of depreciation and amortization shown separately below)	8,141	6,340	21,654	14,114
Operating expenses
Research and development	5,127	4,927	15,338	15,398
General and administrative	9,347	7,633	30,611	23,908
Depreciation and amortization	2,822	386	7,946	1,021
Impairment of assets	15,170	—	15,170	—
Total operating expenses	32,466	12,946	69,065	40,327
Loss from operations	(32,405)	(12,146)	(68,659)	(38,699)
Other income (expenses)
Investment income (expenses), net	1,745	(1,130)	5,447	4,308
Interest expenses	(86)	—	(313)	—
(Loss) gain in fair value of derivatives	(43)	126	237	620
(Loss) gain in fair value of common stock warrants liability	(2,285)	22,815	(2,913)	27,438
(Loss) gain in fair value of earnout liability	(2,941)	18,757	(2,401)	39,137
Other (expenses) income, net	(517)	2,603	(1,170)	1,655
Total other (expenses) income, net	(4,127)	43,171	(1,113)	73,158
(Loss) income before income tax expenses	(36,532)	31,025	(69,772)	34,459
Income tax expenses	(231)	(94)	(403)	(223)
Net (loss) income	$(36,763)	$30,931	$(70,175)	$34,236
Other comprehensive income (loss)
Unrealized gain on marketable securities	$690	$1,593	$2,210	$4,507
Foreign currency translation adjustment	1,828	(4,176)	(3,707)	(784)
Total other comprehensive income (loss)	2,518	(2,583)	(1,497)	3,723
Total comprehensive (loss) income	$(34,245)	$28,348	$(71,672)	$37,959
Net (loss) income per share, basic	$(0.26)	$0.22	$(0.49)	$0.25
Net (loss) income per share, diluted	$(0.26)	$0.22	$(0.49)	$0.24
Weighted-average common shares outstanding, basic	143,387,618	139,806,045	142,720,941	139,374,106
Weighted-average common shares outstanding, diluted	143,387,618	142,703,550	142,720,941	142,872,174

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net (loss) income	$(70,175)	$34,236
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	7,946	1,055
Provision for credit losses	730	—
Amortization on right-of-use asset	392	458
Stock-based compensation	7,776	7,031
Loss (gain), net on disposal of property, plant, and equipment	16	—
Loss on reserves	639	—
Impairment of assets	15,170	—
Realized loss (gain) on marketable securities	359	(1,706)
Amortization of premium and discount of marketable securities, net	(172)	3,701
Change in fair value of derivative	(237)	(620)
Change in fair value of common stock warrants liability	2,913	(27,438)
Change in fair value of earnout liability	2,401	(39,137)
Deferred tax benefit	375	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(4,256)	(8,130)
Inventory	(78)	(821)
Prepaid expenses and other current assets	962	(2,703)
Other long-term assets	(4,873)	(17,954)
Accounts payable	(124)	2,819
Accrued expenses	(3,082)	1,707
Operating lease liability	(298)	(529)
Deferred income	—	1,374
Other liabilities, current	(1,507)	2,846
Other liabilities, long-term	—	(2,636)
Net cash used in operating activities	(45,123)	(46,447)
Cash flows from investing activities
Purchases of property, plant, and equipment	(5,117)	(90,113)
Purchases of marketable securities	(1,518,398)	(3,092,218)
Sales of marketable securities	1,456,532	3,057,700
Maturities of marketable securities	86,441	129,081
Net cash provided by investing activities	19,458	4,450
Cash flows from financing activities
Payment of notes payable	(4,793)	—
Proceeds from Canadian Government Research and Development Program	8,097	—
Proceeds from exercise of stock options	245	145
Net cash provided by financing activities	3,549	145
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	3,010	(390)
Net decrease in cash and cash equivalents, and restricted cash	(19,106)	(42,242)
Cash and cash equivalents, and restricted cash, beginning of the period	75,502	108,348
Cash and cash equivalents, and restricted cash, end of the period	$56,396	$66,106

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net (loss) income	$(36,763)	$30,931	$(70,175)	$34,236
Stock-based compensation	2,459	2,380	7,776	7,031
Depreciation and amortization	2,822	386	7,946	1,021
Impairment of assets	15,170	—	15,170	—
Investment (income) expenses, net	(1,745)	1,130	(5,447)	(4,308)
Interest expenses	86	—	313	—
Loss (gain) in fair value of derivatives	43	(126)	(237)	(620)
Loss (gain) in fair value of common stock warrants liability	2,285	(22,815)	2,913	(27,438)
Loss (gain) in fair value of earnout liability	2,941	(18,757)	2,401	(39,137)
Other expenses (income), net	517	(2,603)	1,170	(1,655)
Income tax expenses	231	—	403	—
Adjusted EBITDA	$(11,954)	$(9,474)	$(37,767)	$(30,870)